UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

February 19, 2009
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Blue Holdings, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

000-33297 (Commission File Number)	88-0450923 (IRS Employer Identification No.)

4901 Zambrano Street,
Commerce, CA 90040
(Address of Principal Executive Offices and zip code)

(323) 726-0297
(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On February 19, 2009, Kevin Keating notified Blue Holdings, Inc. (the “Registrant”) of his resignation as a director effective immediately.  Mr. Keating indicated that “[t]he company’s decision to file a Form 15 with the Securities and Exchange Commission suspending its obligation to file reports with the Commission and the company’s decision to enter into a modified joint venture agreement with Headgear which in my opinion does not equitably protect the interests of Blue Holdings’ stakeholders necessitates my action.”

 On February 19, 2009, Glenn S. Palmer notified the Registrant of his resignation as a director and as President and Chief Executive Officer of the Registrant.  Mr. Palmer stated” [m]y principal reason for resigning is the company’s inability to honor my contract”.

The Registrant has furnished each of Messrs. Keating and Palmer with  a copy of the disclosures in this Current Report on Form 8-K and provided each with the opportunity to furnish the Registrant as promptly as possible with a letter addressed to the Registrant stating whether he agrees with the statements made by the Registrant in response to this Item 5.02 and, if not, stating the respects in which he does not agree, and  the Registrant will file any letter received by the Registrant from Mr. Keating or Mr. Palmer  with the Commission as an exhibit by an amendment to this Current Report on Form 8-K within two business days after receipt by the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Blue Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Holdings, Inc.

Date: February 24, 2009	By:	/s/ Paul Guez
Chairman